EXHIBIT 4.5.2
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SECOND SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE (this “Second Senior Secured Notes Supplemental Indenture”) dated as of March 2, 2011 among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Additional Senior Secured Note Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and Wilmington Trust (London) Limited, as additional collateral agent (the “Additional Collateral Agent”), to the indenture dated as of February 1, 2011, as amended or supplemented (the “Senior Secured Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,000,000,000 of 6.875% Senior Secured Notes due 2021 (the “Senior Secured Notes”).
W I T N E S S E T H :
     WHEREAS pursuant to Section 4.11 of the Senior Secured Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Secured Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations of the Issuers under the Senior Secured Notes and the Senior Secured Notes Indenture;

     WHEREAS the Original Collateral Agent is the collateral agent with respect to the Collateral of the Additional Senior Secured Note Guarantors;
     WHEREAS pursuant to Section 9.01(a)(vi) of the Senior Secured Notes Indenture, the Trustee, the Original Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized (i) to amend the Senior Secured Notes Indenture to add a Senior Secured Note Guarantor with respect to any Senior Secured Note and (ii) to execute and deliver this Second Senior Secured Notes Supplemental Indenture;
     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Secured Notes Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Additional Senior Secured Note Guarantors mutually covenant and agrees for the equal and ratable benefit of the Trustee and the Holders of the Senior Secured Notes as follows:
          1. Agreement to Guarantee. The Additional Senior Secured Note Guarantors hereby agree jointly and severally with all other Additional Senior Secured Note Guarantors, to unconditionally guarantee the Issuers’ obligations under the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Secured Notes Indenture and to be bound by all other applicable provisions of the Senior Secured Notes Indenture.
          2. Ratification of Senior Secured Notes Indenture; Second Senior Secured Notes Supplemental Indenture Part of Senior Secured Notes Indenture. Except as expressly amended hereby, the Senior Secured Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Senior Secured Notes Indenture shall be deemed to have been applicable to the Additional Senior Secured Note Guarantors beginning as of the Issue Date as if the Additional Senior Secured Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Senior Secured Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Senior Secured Notes Indenture, shall be deemed a Default by the Additional Senior Secured Note Guarantors, under the Senior Secured Notes Indenture as of the date hereof. This Second Senior Secured Notes Supplemental Indenture shall form a part of the Senior Secured Notes Indenture for all purposes, and every holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. Governing Law. THIS SECOND SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND

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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Senior Secured Notes Supplemental Indenture.
          5. Duplicate Originals. The parties may sign any number of copies of this Second Senior Secured Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          7. No Adverse Interpretation of Other Agreements. This Second Senior Secured Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Second Senior Secured Notes Supplemental Indenture.
          8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Additional Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, this Second Senior Secured Notes Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Senior Secured Notes and the Senior Secured Notes Indenture by the Additional Senior Secured Note Guarantors. The waiver may not be effective to waive liabilities under the federal securities laws.
          9. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Secured Note Guarantors in this Second Senior Secured Notes Supplemental Indenture and the Senior Secured Notes shall bind their respective successors and assigns. All agreements of the Trustee and each Collateral Agent in this Second Senior Secured Notes Supplemental Indenture shall bind its successors and assigns.
          10. Severability. In case any one or more of the provisions contained in this Second Senior Secured Notes Supplemental Indenture or the Senior Secured Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Senior Secured Notes Supplemental Indenture or the Senior Secured Notes.

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          11. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
if to any of the Issuers or any Additional Senior Secured Note Guarantor:
Suite 2502
Level 25 Citigroup Centre
2 Park Street
Sydney 2000, Australia
Attn: Helen Golding
Fax: +6192686693
helen.golding@rankgroup.co.nz
and
if to the Trustee, Original Collateral Agent, Principal Paying Agent, Transfer Agent or Registrar:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com
and
if to the Additional Collateral Agent:
Wilmington Trust (London) Limited
6 Broad Street Place
London EC2M 7JH
Facsimile: +44 (0)20 7614 1122
Attention: Elaine Lockhart
          12. Amendments and Modification. This Second Senior Secured Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Secured Notes Indenture and by written agreement of each of the parties hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER LLC

By: Name:	/s/ Helen Dorothy Golding Helen Dorothy Golding
Title:	Secretary

REYNOLDS GROUP ISSUER INC.

By: Name:	/s/ Helen Dorothy Golding Helen Dorothy Golding
Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

By: Name:	/s/ Helen Dorothy Golding Helen Dorothy Golding
Title:	Officer

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

By: Name:	/s/ Helen Dorothy Golding Helen Dorothy Golding
Title:	Officer
Supplemental Indenture
(Senior Secured Notes - 2011)

CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA.
By:	/s/ Guilherme Rodrigues Miranda
	Name:	Guilherme Rodrigues Miranda
	Title:	Manager

SIG BEVERAGES BRASIL LTDA.
By:	/s/ Felix Colas Morea
	Name:	Felix Colas Morea
	Title:	Manager

SIG COMBIBLOC DO BRASIL LTDA.
By:	/s/ Ricardo Lança Rodriguez
	Name:	Ricardo Lança Rodriguez
	Title:	Manager

By:	/s/ Edmira Iansen Wieczorek
	Name:	Edmira Iansen Wieczorek
	Title:	Manager

Supplemental Indenture
(Senior Secured Notes - 2011)

CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG BEVERAGES GERMANY GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC SYSTEMS GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC HOLDING GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

Supplemental Indenture
(Senior Secured Notes - 2011)

SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG INTERNATIONAL SERVICES GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG INFORMATION TECHNOLOGY GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG VIETNAM BETEILIGUNGS GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

Supplemental Indenture
(Senior Secured Notes - 2011)

SIG Euro Holding AG & CO. KGaA towards all parties to this Agreement other than SIG Reinag AG, acting through its general partner (Komplementär) SIG Reinag AG

By	/s/ Karen Mower Name: Karen Mower
Title: Authorised Signatory

towards SIG Reinag AG, acting through its supervisory board (Aufsichtsrat), represented by the chairman of the supervisory board acting as its authorized representative

/s/ Rolf Stangl Name: Rolf Stangl
Title: Chairman of the supervisory board
Supplemental Indenture
(Senior Secured Notes - 2011)

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Collateral Agent

By: Name:	/s/ Catherine F. Donohue Catherine F. Donohue
Title:	Vice President

Executed in New York Address: The Bank of New York Mellon 101 Barclay Street, 4B New York, New York 10286
STATE OF NEW YORK
COUNTY OF     New York
On the 28 day of February in the year 2011 before me, the undersigned, personally appeared Catherine F. Donohue, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Nancy A. Cruz Name:

Sworn to before me this 28 day of February, 2011 Notary Public
Printed Name:	Nancy A. Cruz
My Commission Expires:

Supplemental Indenture
(Senior Secured Notes - 2011)

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent

By: Name:	/s/ Elaine Lockhart Elaine Lockhart
Title:	Director
Supplemental Indenture
(Senior Secured Notes - 2011)